Exhibit 5.1

Nightstar Therapeutics plc 215 Euston Road London NW1 2BE	Ed Lukins +44 (0) 20 7556 4261 elukins@cooley.com

18 October 2017

Our Ref        GO\RO\268889\1400

Ladies and Gentlemen

Nightstar Therapeutics plc - Registration Statement on Form S-8 - Exhibit 5.1

We have acted as English legal advisers to Nightstar Therapeutics plc, a public limited company incorporated in England and Wales (the “Company”) in connection with the preparation and filing of the registration statement on Form S-8 to which this opinion letter is attached as an exhibit (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933, as amended (the “Securities Act”).

As set out in the Registration Statement, it is proposed that up to 1,500,000 ordinary shares of the Company each having a nominal value of £0.01 (the “Shares”) will be allotted and issued upon the exercise or settlement of equity awards granted under the Nightstar Therapeutics plc 2017 Equity Incentive Plan adopted by the Company’s board of directors on 12 September 2017 and approved by the Company’s shareholders on 14 September 2017 (the “Incentive Plan”), which includes 500,000 ordinary shares reserved for issuance under the Nightstar Therapeutics plc 2017 Non-Employee Sub Plan (the “Sub-Plan” and collectively with the Incentive Plan, the “Plans”).

1.	INTRODUCTION

1.1	Purpose

You have requested our opinion on certain matters in connection with the filing of a Registration Statement on Form S-8.

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK

t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Nightstar Therapeutics plc

18 October 2017

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1.2	Defined terms and headings

In this letter:

(a)	capitalised terms used without definition in this letter or the schedules hereto have the meanings assigned to them in the Registration Statement unless a contrary indication appears; and

(b)	headings are for ease of reference only and shall not affect interpretation.

1.3	Legal review

For the purpose of issuing this letter, we have examined such matters of fact and questions of law as we have considered appropriate. We have reviewed, amongst other things, the following documents and conducted the following enquiries and searches:

(a)	an online search at Companies House in respect of information available for inspection on the Company’s file conducted on 18 October 2017;

(b)	an enquiry by telephone at the Central Index of Winding Up Petitions, London on 18 October 2017 at 10 a.m. (London time) ((a) and (b) together, the “Searches”);

(c)	a copy of the minutes of a meeting of the board of directors of the Company held on 12 September 2017, at which it was resolved, inter alia, to approve the Plans;

(d)	a PDF executed copy of the written resolutions passed by the shareholders of the Company on 14 September 2017, in which it was resolved, inter alia, to approve the Plans;

(e)	a copy of each of the Plans;

(f)	a PDF copy of the current articles of association of the Company dated 28 September 2017 and certificate of incorporation on change of name of the Company dated 15 September 2017; and

(g)	a copy of the Registration Statement.

1.4	Applicable law

This letter, the opinions given in it, and any non-contractual obligations arising out of or in connection with this letter and/or the opinions given in it, are governed by, and to be

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK

t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Nightstar Therapeutics plc

18 October 2017

Page Three

construed in accordance with, English law and relate only to English law as applied by the English courts, including the laws of the European Union to the extent having the force of law in England, as at today’s date. In particular:

(a)	we have not investigated the laws of any country other than England and we assume that no foreign law affects any of the opinions stated below;

(b)	we do not undertake or accept any obligation to update this opinion to reflect subsequent changes in English law or factual matters; and

(c)	we express no opinion in this letter on the laws of any jurisdiction other than England.

1.5	Assumptions and reservations

The opinions given in this letter are given on the basis of each of the assumptions set out in Schedule 1 (Assumptions) to this letter and are subject to each of the reservations set out in Schedule 2 (Reservations) to this letter. The opinions given in this letter are strictly limited to the matters stated in paragraph 2 (Opinions) below and do not extend, and should not be read as extending, by implication or otherwise, to any other matters.

2.	OPINION

Subject to paragraph 1 (Introduction) and the other matters set out in this letter and its Schedules, and subject further to the following:

(a)	the Registration Statement becoming effective under the Securities Act;

(b)	the delegation of authority to the Remuneration Committee having been validly effected (among other things, in accordance with the Company’s articles of association and the Plans);

(c)	the directors of the Company and the shareholders of the Company having validly approved the Plans;

(d)	the directors of the Company or the Remuneration Committee having validly granted the awards in respect of the Shares under the Plans;

(e)	the directors of the Company or the Remuneration Committee having validly resolved to allot and issue the Shares, or grant rights to subscribe for the Shares, at duly convened and quorate meetings of the board of directors of the Company or the Remuneration Committee or by way of duly passed written resolutions of the board of directors of the Company or the Remuneration Committee and such resolutions being in full force and effect and not having been rescinded or amended;

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK

t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Nightstar Therapeutics plc

18 October 2017

Page Four

(f)	the receipt in full of payment for the Shares in an amount of “cash consideration” (as defined in section 583(3) of the Companies Act 2006) of not less than the aggregate nominal value for such Shares; and

(g)	valid entries having been made in relation to the allotment and issue of the Shares in the books and registers of the Company,

it is our opinion that, as at today’s date, the Shares, if and when allotted and issued, registered in the name of the recipient in the register of members of the Company and delivered in accordance with the terms and conditions referred to in the Plans and as described in the Registration Statement, will be duly and validly authorised and issued, fully paid or credited as fully paid and will not be subject to any call for payment of further capital.

3.	EXTENT OF OPINIONS

We express no opinion as to any agreement, instrument or other document other than as specified in this letter or as to any liability to tax which may arise or be suffered as a result of or in connection with the transactions contemplated by the Plans.

This letter only applies to those facts and circumstances which exist as at today’s date and we assume no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances which may subsequently come to our attention, any changes in laws which may occur after today, or to inform the addressee of any change in circumstances happening after the date of this letter which would alter our opinion.

4.	DISCLOSURE AND RELIANCE

This letter is addressed to you in connection with the Registration Statement. We consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Other than for the purpose set out in the prior paragraph, this letter may not be relied upon, or assigned, for any purpose, without our prior written consent, which may be granted or withheld in our discretion.

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK

t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Nightstar Therapeutics plc

18 October 2017

Page Five

Yours faithfully

/s/ Cooley (UK) LLP

Cooley (UK) LLP

acting by Edward Lukins, Partner

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK

t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Nightstar Therapeutics plc

18 October 2017

Page Six

SCHEDULE 1

ASSUMPTIONS

The opinions in this letter have been given on the basis of the following assumptions:

(a)	the genuineness of all signatures, stamps and seals on all documents, the authenticity and completeness of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(b)	that, where a document has been examined by us in draft or specimen form, it will be or has been duly executed in the form of that draft or specimen;

(c)	that the articles of association of the Company referred to in paragraph 1.3(f) of this letter remain in full force and effect, and no alteration has been made or will be made to such articles of association, in each case prior to the relevant date of allotment and issue of the Shares (the “Allotment Date”);

(d)	that the Plans remain in full force and effect and no alteration has been made or will be made to any of the Plans prior to an Allotment Date;

(e)	that all documents, forms and notices which should have been delivered to the Registrar of Companies in respect of the Company have been so delivered, that information revealed by the Searches was complete and accurate in all respects and has not, since the time of the Searches, been altered and that the results of the Searches will remain complete and accurate as at the relevant Allotment Date;

(f)	that the minutes of the meetings of the board of directors of the Company provided to us in connection with the giving of this opinion are a true record of the proceedings described in them in duly convened, constituted and quorate meetings in which all constitutional, statutory and other formalities were duly observed, and the resolutions set out in the minutes were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the relevant Allotment Date;

(g)	that the resolutions of the Company provided to us in connection with the giving of this opinion were validly passed and have not been and will not be revoked or varied and remain in full force and effect and will remain so as at the relevant Allotment Date;

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK

t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Nightstar Therapeutics plc

18 October 2017

Page Seven

(h)	that in relation to the allotment and issue of the Shares, the directors of the Company have acted and will act in the manner required by section 172 of the Companies Act 2006 (Duty to promote the success of the Company), and there has not been and will not be any bad faith, breach of trust, fraud, coercion, duress or undue influence on the part of any of the directors of the Company;

(i)	that no Shares or rights to subscribe for Shares have been or shall be offered to the public in the United Kingdom in breach of the Financial Services and Markets Act 2000 (“FSMA”) or of any other United Kingdom laws or regulations concerning offers of securities to the public, and no communication has been or shall be made in relation to the Shares in breach of section 21 of FSMA or any other United Kingdom laws or regulations relating to offers or invitations to subscribe for, or to acquire rights to subscribe for or otherwise acquire, shares or other securities.

(j)	in relation to any allotment and issue of any Shares by the Company pursuant to the Plans, that the recipient will have become entitled to such Shares under the terms of the relevant Plan such Shares or rights over Shares will, where applicable, be fully vested each in accordance with the terms of the relevant Plan and such recipient has or will have complied with all other requirements of the relevant Plan in connection with the allotment and issue of such Shares;

(k)	that all awards have been made under the terms of the relevant Plan, that the terms of all awards have not materially deviated from the terms set out in the relevant Plan and that any Shares will be allotted and issued in accordance with the terms set out in the relevant Plan and in accordance with the Company’s articles of association; and

(l)	that the Plans have been validly adopted and no alteration has been or shall be made to the Plans since the date of adoption except to the extent expressly set out in this letter.

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK

t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.

Nightstar Therapeutics plc

18 October 2017

Page Eight

SCHEDULE 2

RESERVATIONS

The opinions in this letter are subject to the following reservations:

(a)	the Searches are not capable of revealing conclusively whether or not a winding-up or administration petition or order has been presented or made, a receiver appointed, a company voluntary arrangement proposed or approved or any other insolvency proceeding commenced. We have not made enquiries of any District Registry or County Court;

(b)	the opinions set out in this letter are subject to (i) any limitations arising from applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation, moratoria, schemes or analogous circumstances; and (ii) an English court exercising its discretion under section 426 of the Insolvency Act 1986 (co-operation between courts exercising jurisdiction in relation to insolvency) to assist the courts having the corresponding jurisdiction in any part of the United Kingdom or any relevant country or territory;

(c)	we express no opinion as to matters of fact; and

(d)	it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statements of opinion, contained in the Registration Statement, or that no material facts have been omitted from it.

Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS, UK

t: +44 (0) 20 7583 4055 f: +44 (0) 20 7785 9355 cooley.com

Cooley (UK) LLP is a limited liability partnership and is registered in England and Wales with registered number OC395270. Our registered office is at the address above.

Cooley (UK) LLP is authorised and regulated by the Solicitors Regulation Authority (SRA number 617791). A list of the members of Cooley (UK) LLP and their professional qualifications is open to inspection at its registered office. The word ‘partner,’ used in relation to Cooley (UK) LLP, refers to a member of Cooley (UK) LLP or an employee or consultant of Cooley (UK) LLP (or any affiliated firm) of equivalent standing.